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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference of our report dated January 21, 2004 with respect to the consolidated financial statements of Baylake Corp., which report is included in its Annual Report on Form 10-K for the year ended December 31, 2003, in the Registration Statement on Form S-3 being filed by Baylake Corp., and to the references in that registration statement to our firm as experts in connection therewith.



                                                     /s/ Smith & Gesteland, LLP
                                                     Smith & Gesteland, LLP


Madison, Wisconsin
September 7, 2004